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                                                                    EXHIBIT 10.1


CONFIDENTIAL


Ms. Cindy M. Swinson
130 Tarragon Drive
Fayetteville, GA  30215


Agreement and General Release

Dear Cindy:

         We are in agreement that it is in our mutual best interests to end our employment relationship. Accordingly, World Airways, Inc., its parent corporation, affiliates, subsidiaries, divisions, successors and assigns and the current and former employees, officers, directors and agents thereof (collectively referred to throughout this Agreement as "Employer") and CINDY M. SWINSON, 130 TARRAGON DRIVE, FAYETTEVILLE, GA 30215, her heirs, executors, administrators, successors and assigns (collectively referred to throughout this Agreement as "Employee") agree:

         1. LAST DAY OF EMPLOYMENT. Employee's last day of employment with Employer is November 1, 2004. All of Employee's Company issued property must be collected immediately. This includes but is not limited to the following:

                World Airways ID,
                HLH Building access card,
                And Office keys.

         All outstanding expense reports must be submitted by the close of business Friday, November 19, 2004, to be considered for payment.

         2. CONSIDERATION. In consideration for signing and delivering to Tina C. Bennett the letter from Employee in the form attached hereto as Exhibit "A" and this Agreement and General Release (and not revoking such Agreement and General Release) and in compliance with the promises made herein, Employer agrees to provide Employee the following within ten (10) business days after the revocation period described in Section 4 of this Agreement expires:

         a. A lump sum severance payment to Employee in the amount of $262,500.00, less lawful deductions. This amount includes payment for any accrued but unused vacation or other time off. This payment shall be considered settlement of, inter alia, Employee wage claims but shall not be considered compensation for purposes of Employer's 401(k) plan; and

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         b.       Employee's health insurance benefits will continue until
         NOVEMBER 30, 2004. Thereafter, upon electing continuation coverage (COBRA) under the Employer's group medical and dental plans and by paying the applicable employee contribution (at active employee rates, with Employer subsidizing the remainder of the applicable COBRA rate), Employee will participate in Employer's group health and dental programs for a period of one month (i.e., through December 31, 2004), or until Employee obtains comparable coverage, whichever is earlier. Thereafter, Employee shall be entitled to continue such coverage under COBRA, at his or her own expense and being responsible for the entire applicable COBRA premium for the remainder of the applicable COBRA period. Employee agrees that if she should replace the health benefits provided hereunder, she shall notify Employer that the coverage has been replaced within ten days of obtaining such new coverage.

         c. Recognizing that Employer has determined that it has cause to terminate the employment of Employee, the Employer agrees to characterize the separation of Employee's employment as a voluntary resignation by Employee.

         3. BONUS, OPTIONS AND OTHER COMPENSATION. Employee understands and agrees that the provisions of this Agreement supercede any prior agreement or understanding regarding payment of any compensation or benefits upon termination of employment of the Employee and specifically that Employee shall not be entitled to any compensation or benefits pursuant to the terms of the Employment Agreement dated January 16, 2002, as amended May 1, 2003, between World Airways, Inc., and Cindy M. Swinson. Specifically, Employee understands and agrees that:

         a. All unexercised vested stock options (i.e., 99,500 options) shall remain exercisable during the one-year period following the Employee's last day of employment. All unvested options (i.e., 28,500 options) as of the last day of employment of the Employee shall be forfeited.

         b. Employee shall not be entitled to any payments pursuant to the 2004 Management Incentive Compensation Program of the Employer.

         4. REVOCATION. Employee may revoke this Agreement and General Release for a period of seven (7) days following the day she executes this Agreement and General Release. Any revocation within this period must be submitted in writing to Tina C. Bennett and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to Tina C. Bennett or her designee, or mailed to Tina C. Bennett and postmarked within seven (7) days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday or legal holiday in Georgia, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday.

         5. NO CONSIDERATION ABSENT EXECUTION OF THIS AGREEMENT. Employee understands and agrees that Employee would not receive all the monies and/or benefits specified in paragraph "2" above except for her execution of this Agreement and General Release and the fulfillment of the promises contained herein.

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         6.       GENERAL RELEASE OF CLAIM.

         a. Employer hereby knowingly and voluntarily releases and forever discharges Employee of and from any and all claims, known and unknown, which against Employee, Employer has or may have as of the date of execution of this Agreement and General Release.

         b. Employee knowingly and voluntarily releases and forever discharges Employer of and from any and all claims, known and unknown, which against Employer, Employee has or may have as of the date of execution of this Agreement and General Release. However, this Agreement and General Release of claims shall not invalidate D&O coverage provided to Employee covering her services for Employer during her employment. This Agreement and General Release of claims includes, but is not limited to, any alleged violation of:

         -        The National Labor Relations Act, as amended;

         -        Title VII of the Civil Rights Act of 1964, as amended;

         -        The Civil Rights Act of 1991;

         - Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

         - The Employee Retirement Income Security Act of 1974, as amended;

         -        The Immigration Reform and Control Act, as amended;

         -        The Americans with Disabilities Act of 1990, as amended;

         - The Workers Adjustment and Retraining Notification Act, as amended;

         -        The Occupational Safety and Health Act, as amended;

         -        The Family and Medical Leave Act of 1993;

         -        The Georgia Civil Rights Act, as amended;

         -        The Georgia Minimum Wage Law, as amended;

         -        Equal Pay Law for Georgia, as amended;

         - Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

         -        Any public policy, contract, tort, or common law; or

         - Any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

         c. The general releases contained in Paragraphs 6 and 7 shall not bar any action, charge or complaint by one party against the other party for breach of this Agreement and General Release or to specifically enforce any of the rights to which either party is entitled hereunder.

         7. NO CLAIMS PERMITTED. Except for any breach of this Agreement and General Release, Employee waives her right to file any charge or complaint against Employer arising out of her employment with or separation from Employer before any federal, state or local court or any state or local administrative agency, except where such waivers are prohibited by law. This Agreement, however, does not prevent Employee from filing a charge with the Equal Employment Opportunity Commission, any other federal government agency, and/or any government agency concerning claims of discrimination, although Employee waives his right to recover any damages or other relief in any claim or suit brought by or through the Equal Employment Opportunity Commission or any other state or local agency on behalf of Employee

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under Title VII of the Civil Rights Act of 1964 as amended, the Americans with
Disabilities Act, or any other federal or state discrimination law, except where such waivers are prohibited by law. Alternatively, in the event Employee sues Employer, Employer's obligations to pay severance pay and benefits and other consideration shall cease and Employee may be required, at Employer's option, to return all but One Hundred Dollars and No Cents ($100.00) of the severance pay and benefits and other consideration paid to Employee pursuant to this Agreement.

         8. AFFIRMATIONS. Each party to this Agreement and General Release affirms that it has not filed, has not caused to be filed and is not presently a party to, any claim, complaint, or action against the other party in any forum or form. Employee further affirms she has no known workplace injuries. The parties acknowledge that, because of irreconcilable differences regarding company policy, Employee agrees not to apply for employment in the future with Employer.

         9. CONFIDENTIALITY. In addition to the confidentiality provisions contained in other agreements previously executed between Employer and Employee,

         a. The parties agree not to disclose any information regarding the circumstances surrounding the cessation of her employment, or the existence, terms, or conditions of this Agreement and General Release, to any person or entity whatsoever, including without limitation, any members of the media (including, but not limited to, print journalists, newspapers, radio, television, cable, satellite programs, or Internet media) or any Internet web page or "chat room," or any other entity or person, with the exception of Employee's spouse, accountant, tax advisor, and/or attorneys. Notwithstanding the aforementioned provision, nothing herein shall preclude Employee from divulging any information to any agency of the federal, state, or local government pursuant to an official request by such government agency or pursuant to court order.

         b. Employee agrees to maintain absolute confidentiality and secrecy concerning confidential and/or proprietary information obtained from Employer during the course of employment with Employer. Such information includes, but is not limited to, any client list, donor list, contribution list, or information contained therein, or any financial, corporate, or other confidential or proprietary information of or regarding Employer or any of its clients, donors, suppliers, vendors, or other persons or entities having a business relationship with Employer. Employee represents that she does not have possession, custody, or control of any written or electronic information or materials obtained or derived from Employer. In addition, Employee acknowledges that Employee's obligations under this Section 9 are separate and distinct from any obligations Employee may have, and any rights Employer may have, in connection with Employee's acquisition, disclosure and use of Employer's "trade secrets" under the Georgia Trade Secrets Act of 1990, as amended, O.C.G.A.
Section 10-1-760 et seq.

         c. Employer agrees that when references are requested, it will disclose only neutral or favorable information, including but not limited to Employee's dates of employment and job title.

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         10.      NO SOLICITATION OF EMPLOYEES. Employee agrees that Employee shall not, during the one-year period following the separation of Employee's employment with Employer, directly or indirectly, induce, cause, persuade, solicit or attempt to do any of the foregoing to cause any employee of Employer to terminate such person's employment relationship with Employer, or to violate the terms of any agreement between such employee and Employer.

         11. GOVERNING LAW AND INTERPRETATION. This Agreement and General Release shall be governed and conformed in accordance with the laws of the State of Georgia. In the event that either party breaches any provision of this Agreement and General Release, Employee and Employer affirm either may institute an action to specifically enforce any term or terms of this Agreement and General Release. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect. Nothing herein, however, shall operate to void or nullify any general release language contained in the Agreement and General Release.

         12. NONADMISSION OF WRONGDOING. Employee and Employer agree that neither this Agreement and General Release nor the tendering or acceptance of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Employer or Employee of any liability or unlawful conduct of any kind.

         13. BREACH OF AGREEMENT. Employee acknowledges that Employee's breach or threatened or attempted breach of any provision of Section 9 or 10 of this Agreement would cause irreparable harm to Employer not compensable in monetary damages and that Employer shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of Section 9 or 10 without being required to prove damages or furnish any bond or other security. Employee hereby acknowledges the necessity of protection against the competition of, and certain other possible adverse actions by, Employee, and that the nature and scope of such protection has been carefully considered by the parties. If, however, any court determines that the restrictions described herein are not reasonable, the court may modify, rewrite or interpret such restrictions to include as much of their nature and scope as will render them enforceable. In addition, the parties agree that Employer shall have the unilateral right to limit, but not expand, the restrictions of Section 9 or 10 if Employer determines such limitation to be necessary for such sections to remain legally enforceable. Employee also agrees that in the event that Employee otherwise breaches this Agreement, Employer's obligation to pay severance pay and benefits and other consideration shall cease and Employee may be required, at Employer's option, to return all but One Hundred Dollars and No Cents ($100.00) of the severance pay and benefits and other consideration paid to Employee pursuant to this Agreement. Employer's rights and remedies pursuant to this Agreement shall not be construed as a waiver or limitation of any other rights or available remedies that it may have in law or equity absent this Agreement.

         14. AMENDMENT. This Agreement and General Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and General Release.

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         15.      ENTIRE AGREEMENT. As to the terms and provisions specifically addressed herein, this Agreement and General Release sets forth the entire agreement between the parties hereto and fully supersedes any prior agreements or understandings between the parties. All other terms and conditions governing the rights and obligations of the parties shall be governed by Employer's policies and procedures or such other written agreements as may have been executed between Employer and Employee. Each party acknowledges that they are not relying upon any representations, promises, or agreements of any kind by the other party in connection with their decision to accept this Agreement and General Release, except for those set forth herein.

         EMPLOYEE HAS BEEN ADVISED SHE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND GENERAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

         HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THE SUMS AND BENEFITS IN PARAGRAPH "2" ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS SHE HAS OR MIGHT HAVE AGAINST EMPLOYER.


         IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below.

         WORLD AIRWAYS, INC.                          EMPLOYEE

         By:    /s/  Randy J. Martinez                   /s/  Cindy M. Swinson
              --------------------------------        --------------------------
              Randy J. Martinez                       Cindy M. Swinson
              President & Chief Executive Officer


         Date:      11/09/2004                        Date:       11/09/2004
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